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                           FIRST AMENDMENT AND WAIVER TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

              THIS FIRST AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment and Waiver") is made and dated as of the 30th day of March, 1999 by and among SANWA BANK CALIFORNIA ("Sanwa") and IMPERIAL BANK, as the current Lenders under the Credit Agreement referred to below (and as the term "Lenders" and capitalized terms not otherwise defined herein are used in the Credit Agreement), SANWA, in its capacity as Agent for the Lenders, and EQUITY MARKETING, INC., a Delaware corporation (the "Company").

                                      RECITALS

       A. Pursuant to that certain Amended and Restated Credit Agreement dated as of December 10, 1998, by and among the Agent, the Lenders and the Company (as amended from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

       B. The Agent and the Lenders desire to waive certain provisions of the Credit Agreement and to amend the Credit Agreement in certain respects as set forth more particularly below.

       NOW, THEREFORE, in consideration of the foregoing Recitals and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                     AGREEMENT

       1. WAIVER. To reflect the agreement of the Agent and the Lenders to waive certain of the financial covenants set forth in the Credit Agreement, the parties hereto hereby agree as follows:

              (a) The Agent and each of the Lenders hereby waive the Events of Default existing under the Loan Documents as a result of the Company's failure to comply with the covenants set forth in Paragraphs 8(i), 8(j)(1), 8(j)(2), 8(l), 8(m), 8(n)(1) and 8(n)(2) of the Credit Agreement as of the calendar quarter ended December 31, 1998.

              (b) The Company hereby acknowledges and agrees that (a) the waiver set forth in subparagraph (a) above is given in reliance on the accuracy and completeness of the facts provided by the Company to the Agent and the Lenders from time to time and is the sole waiver made by the Agent and the Lenders with respect to Potential Defaults or Events of Default under the Credit Agreement and the other Loan Documents, regardless of whether the Agent or any of the Lenders is aware of, or would upon investigation have discovered, the existence of any Potential Default or Event of Default other than those expressly waived pursuant hereto, and (b) nothing contained herein shall constitute any agreement by the Agent or any Lender to waive any

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Potential Default or Event of Default at any other time in the future, whether such Potential Default or Event of Default is similar to that expressly waived hereunder or otherwise.

       2. REDUCTION OF CREDIT LIMIT. To reflect the agreement of the parties to reduce the Credit Limit under the Credit Agreement, effective as of the Effective Date (as such term is defined in Paragraph 5 below) the parties hereto hereby agree as follows:

              (a) The definition of the term "Credit Limit" set forth in Paragraph 12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                     "'CREDIT LIMIT' shall mean, as of the Effective Date, $25,000,000, provided that the Credit Limit may at any date be decreased by written agreement of the Company, the Agent and one hundred percent (100%) of the Lenders"

Any reductions in the Credit Limit under this Amendment and Waiver will be allocated on a pro-rata basis between the Lenders in accordance with their respective Percentage Shares of the Credit Limit as reduced hereby.

              (b) In connection with the reduction of the Credit Limit pursuant to subparagraph 2(a) above, on the Effective Date the Company shall pay to the Agent for distribution to the Lenders all amounts outstanding under the Credit Agreement in excess of the Credit Limit as reduced hereby.

       3. USE OF PROCEEDS. To reflect the agreement of the parties as to the permitted use of proceeds of Loans made to the Company under the Credit Agreement, effective as of the Effective Date the parties hereto hereby agree as follows:

              (a) Paragraph 3(a) is hereby amended in its entirety to read as follows:

                     "3(a) USE OF PROCEEDS. The proceeds of all Loans made hereunder shall be utilized by the Company for current cash needs in connection with the day-to-day operations of the Company, which may include repaying prior advances on outstanding Loans."

              (b) Paragraph 5(b)(1) of the Credit Agreement is hereby amended in its entirety to read as follows:

                     "(1) There shall have been delivered to the Agent a Loan Request therefor, accompanied by, if the Agent so requests, a statement in form and detail satisfactory to the Agent describing the intended use of proceeds of the Loan amount being requested (or, in the case of a New Letter of Credit, there shall have been delivered to Sanwa a Letter of Credit Application and the related L/C Documents therefor);"

              (c) A new Paragraph 6(u) is hereby inserted in the Credit Agreement to read in its entirety as follows:

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                     "6(u)  Utilize the proceeds of all Loans made hereunder for current cash needs in connection with the day-to-day operations of the Company, which may include repaying prior advances on outstanding Loans."

       4. REAFFIRMATION OF SECURITY AGREEMENT. The Company hereby affirms and agrees that (a) the execution and delivery by the Company of and the performance of its obligations under this Amendment and Waiver shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Secured Parties under the Security Agreement or any other document or instrument made or given by the Company in connection therewith, (b) the term "Obligations" as used in the Security Agreement includes, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby and (c) the Security Agreement remains in full force and effect.

       5. EFFECTIVE DATE. This Amendment and Waiver shall be effective as of the date (the "Effective Date") that the Agent receives each of the following:

              (a) A duly executed copy of this Amendment and Waiver, which may be a counterpart copy, from each party hereto;

              (b) Any amounts required to be paid pursuant to Paragraph 2(b) hereof; and

              (c) Such corporate resolutions, incumbency certificates and other authorizations from the Company as the Agent may request.

       6. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Lenders as follows:

              (a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and Waiver and has taken all necessary corporate action to authorize such execution, delivery and performance.

              (b) This Amendment and Waiver has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

              (c) At and as of the date of execution hereof and at and as of the Effective Date and after giving effect hereto: (1) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all material respects, and (2) there has not occurred an Event of Default or Potential Default.

       7. NO OTHER AMENDMENT. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.

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       8.     COUNTERPARTS.  This Amendment and Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed as of the day and year first above written.

                                       EQUITY MARKETING, INC.,
                                       a Delaware corporation


                                       By: /s/ TERESA COVINGTON
                                          ---------------------
                                       Name: Teresa Covington
                                       Title: Vice President, Finance

                                       SANWA BANK CALIFORNIA, as Agent and as a Lender


                                       By: /s/ STEVE SKELTON
                                          ------------------
                                       Name: Steve Skelton
                                       Title: Vice President

                                       IMPERIAL BANK, as a Lender


                                       By: /s/ JEFF COLVIN
                                          ----------------
                                       Name: Jeff Colvin
                                       Title: Senior Vice President


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